Exhibit 99.1

For Release: December 19, 2014

Contact: Geoffrey R. Hesslink

(802) 865-1601

Merchants Bank Announces New Executive Officers

SOUTH BURLINGTON, VT — Geoffrey R. Hesslink, Executive Vice President and Chief Operating Officer of Merchants Bank and, effective January 1, 2015, Merchants Bank’s President and CEO, announced a number of executive officer changes at Merchants Bank today.

Effective January 1, 2015, Marie Thresher, Chief Risk Officer and Senior Vice President, will be promoted to Chief Operating Officer and Executive Vice President of Merchants Bank, and Bruce Bernier, Regional Manager of Commercial Banking and Vice President, will be promoted to Senior Lender and Senior Vice President of Merchants Bank.

“I am delighted that Marie and Bruce will have expanded roles in our bank,” said Mr. Hesslink. “Marie has demonstrated great skill and capacity with operational and risk management. She is ideally suited to manage this important and growing aspect of our business. Bruce is a skilled commercial banker with deep understanding of credit and our markets. He is the natural choice to run our lending business. These appointments position us to grow and better serve our markets.”

“I look forward to continuing to work with the board, management and the dedicated employees who make our bank a top performer. We have a special place in our market. I am excited about the opportunity to build on our strong credit and financial position and to continue Merchants’ legacy of solid, stable commitment to our customers and community,” commented Marie Thresher.

Ms. Thresher joined Merchants Bancshares in December 2013 as Chief Risk Officer and Senior Vice President. Ms. Thresher has worked for over twenty years in the financial services sector, and has extensive experience in the Northeast and national markets. Prior to joining Merchants she worked at People’s United Bank (formerly Chittenden Bank), where her most recent role was Senior Vice President and Chief Auditor.

Bruce Bernier added, “It has been a privilege to work closely with Geoffrey, the Senior Management team and dedicated employees of Merchants over the last several years.  I appreciate their support and am honored to be appointed as Senior Lender.”

Mr. Bernier has over twenty years of banking experience including roles in credit, loan review and commercial lending.  Mr. Bernier joined Merchants Bank in 2007 as a Corporate Banking Officer and currently serves as Northern Regional Manager in the Commercial Banking division. Prior to joining Merchants Bank he worked as a Commercial Loan Officer for Northfield Savings Bank.

In addition, Laura Abbott, Senior Credit Officer and Vice President at Merchants Bank will be promoted to Senior Vice President, effective January 1, 2015. “Laura has contributed significantly to the bank over the past 25 years and she has deep understanding of our credit culture,” commented Mr. Hesslink.

Laura Abbott added, “I am grateful to Geoffrey for his leadership and support over the years, and am looking forward to joining the Bank’s Senior Management team.”

Ms. Abbott originally joined Merchants Bank in 1990 and has contributed in multiple positions throughout her 25 years. She was promoted to Senior Credit Officer in 2012 after serving as Credit Operations and Loan Compliance Officer since 2001.

Mr. Hesslink also announced Zoe P. Erdman’s departure from Merchants Bank and from her position as Senior Operations Officer and Senior Vice President, effective December 19, 2014.

Established in 1849, Merchants Bank is Vermont’s largest statewide independent bank. Consumer, business, municipal and investment customers enjoy personalized relationships, sophisticated online and mobile banking options, and 32 branches statewide.  Merchants Bank (Member FDIC, Equal Housing Lender, NASDAQ “MBVT”) and Merchants Trust Company employ approximately 300 full-time employees and 40 part-time employees statewide, and have earned several “Best Places to Work in Vermont” awards. American Banker ranks Merchants Bank a “Top 200” in America among 851 peers. www.mbvt.com

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements, which are based on certain assumptions and describe Merchants' future plans, strategies and expectations, can generally be identified by the use of the words "may," "will," "should," "could," "would," "plan," "potential," "estimate," "project," "believe," "intend," "anticipate," "expect," "target" and similar expressions. Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. Our actual results could differ materially from those projected in the forward-looking statements as a result of, among others, risks and uncertainties, which are included in more detail in our Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. You should not place undue reliance on our forward-looking statements, and are cautioned that forward- looking statements are inherently uncertain. Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.